CENTRAL EUROPEAN MEDIA ENTERPRISES
REPORTS FIRST QUARTER 2010 RESULTS

- Q1 Net Revenues of $143.6 million
- Q1 EBITDA of $0.8 million

HAMILTON, BERMUDA, May 5, 2010 – Central European Media Enterprises Ltd. (“CME” or the “Company”) (NASDAQ/Prague Stock Exchange - CETV) today announced financial results for the three months ended March 31, 2010.

Net revenues for the first quarter of 2010 increased $7.3 million to $143.6 million, compared to the first quarter of 2009. EBITDA for the quarter decreased $26.9 million to $0.8 million.  Operating loss for the quarter decreased $52.2 million to $(19.1) million. Net loss from continuing operations increased $3.9 million to a loss of $(42.0) million, and fully diluted loss per share decreased by $0.38 to a loss of $(0.67).  Our former operations in Ukraine have been treated as discontinued operations for all periods presented. Results for the first quarter of 2010 include the Media Pro Entertainment businesses acquired by CME in December 2009.

Adrian Sarbu, President and Chief Executive Officer of CME, commented: “The recent completion of the Ukraine and Bulgaria transactions has consolidated our leaderships across all our six home markets. We have rebuilt CME as a vertically integrated media and entertainment company to better face the challenges in our industry.  Demand for TV advertising continued to decline in the first quarter although at a slower pace. Central and Eastern Europe will gradually emerge from the crisis during the first half of 2010 and in the second half the demand for TV advertising is expected to show single digit growth. As recovery progresses we will convert our leading audience and market shares into strong revenues and operating margins.”

- continued -

Consolidated Results for the Three Months Ended March 31, 2010

Net revenues for the three months ended March 31, 2010 increased by 5% to $143.6 million from $136.3 million for the three months ended March 31, 2009.  Operating loss for the quarter was $(19.1) million compared to $(71.3) million for the three months ended March 31, 2009.  Net loss attributable to the shareholders of CME for the quarter was a loss of $(42.3) million compared to $(44.4) million for the three months ended March 31, 2009.  Fully diluted loss per share for the three months ended March 31, 2010 decreased $0.38 to a loss of $(0.67).  Our former operations in Ukraine have been treated as discontinued operations for all periods presented.

EBITDA(1) for the three months ended March 31, 2010 decreased from $27.7 million in the three months ended March 31, 2009 to $0.8 million.

Headline Consolidated Results for the three months ended March 31, 2010 and 2009 were:

	CONSOLIDATED RESULTS (Unaudited)
	For the Three Months Ended March 31, (US $000’s)
	2010	2009	$ change	% change
Net revenues	$143,641	$136,320	$7,321	5%
EBITDA	$841	$27,746	$(26,905)	(97)%
Operating loss	$(19,133)	$(71,284)	$52,151	73%
Net loss attributable to CME	$(42,294)	$(44,438)	$2,144	5%
Fully diluted loss per share	$(0.67)	$(1.05)	$0.38	36%

Segment Results

We evaluate the performance of our operations based on Net Revenues and EBITDA (earnings before interest, taxes, depreciation and amortization).

Our net revenues and Consolidated EBITDA for the three months ended March 31, 2010 and 2009 were:

	SEGMENT RESULTS (Unaudited)
	For the Three Months Ended March 31, (US $000's)
	2010	2009	$ change	% change
Net Revenues – Broadcast	$135,425	$134,525	$900	1%
Net Revenues – New Media	2,021	1,757	264	15%
Net Revenues – Media Pro Entertainment	28,043	14,411	13,632	95%
Eliminations	(21,848)	(14,373)	(7,475)	(52)%
Net Revenues	$143,641	$136,320	$7,321	5%

EBITDA – Broadcast	$17,817	$37,688	$(19,871)	(53)%
EBITDA – New Media	(3,384)	(1,564)	(1,820)	(116)%

1 EBITDA is defined in ‘Segment Data’ below. Consolidated EBITDA is equal to the EBITDA for each of our segments less central costs (which include non-cash stock-based compensation).

	SEGMENT RESULTS (Unaudited)
	For the Three Months Ended March 31, (US $000's)
	2010	2009	$ change	% change
EBITDA – Media Pro Entertainment	(2,033)	(1,437)	(596)	(42)%
EBITDA – Central	(10,812)	(4,259)	(6,553)	(154)%
Eliminations	(747)	(2,682)	1,935	72%
Consolidated EBITDA	$841	$27,746	$(26,905)	(97)%

CME will host a teleconference and video webcast to discuss its first quarter results on Wednesday, May 5, 2010 at 9:00 a.m. New York time (2:00 p.m. London time and 3:00 p.m. Prague time). The video webcast and teleconference will refer to presentation slides which will be available on CME’s website at www.cetv-net.com prior to the call.

To access the teleconference, U.S. and international callers may dial +1 785-424-1051 ten minutes prior to the start time and reference passcode: 7CETVQ1. The conference call will be video webcasted live via www.cetv-net.com.

The video webcast will be archived on www.cetv-net.com for two weeks. Additionally, a digital audio replay in MP3 format will be available for two weeks following the call at www.cetv-net.com .

Forward-Looking and Cautionary Statements

This press release contains forward-looking statements. For all forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy or are otherwise beyond our control and some of which might not even be anticipated.  Forward-looking statements reflect our current views with respect to future events and because our business is subject to such risks and uncertainties, actual results, our strategic plan, our financial position, results of operations and cash flows could differ materially from those described in or contemplated by the forward-looking statements.

For a more detailed description of these uncertainties and other factors, please see the "Risk Factors" section in our Quarterly Report on Form 10-Q for the three months ended March 31, 2010, which was filed with the Securities and Exchange Commission on May 5, 2010. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise.

This press release should be read in conjunction with our Quarterly Report on Form 10-Q for the three months ended March 31, 2010, filed with the Securities and Exchange Commission on May 5, 2010.

We make available, free of charge, on our website at www.cetv-net.com our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports as soon as reasonably practicable after we electronically file such material with, or furnish it to, the Securities and Exchange Commission.

CME is a vertically integrated media and entertainment company operating leading broadcasting, internet and TV content businesses in six Central and Eastern European countries with an aggregate population of approximately 50 million people. CME’s television stations are located in Bulgaria (bTV, bTV Cinema, bTV Comedy, Pro.bg and Ring.bg), Croatia (Nova TV), Czech Republic (TV Nova, Nova Cinema, Nova Sport and MTV Czech), Romania (PRO TV, PRO TV International, Acasa, PRO Cinema, Sport.ro and MTV Romania), Slovakia (TV Markíza and Doma) and Slovenia (POP TV, Kanal A and TV Pika). CME is traded on the NASDAQ and the Prague Stock Exchange under the ticker symbol “CETV”.

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For additional information, please visit www.cetv-net.com or contact:

Romana Tomasová,
Vice President - Corporate Communications,
Central European Media Enterprises
+420 242 465 525
romana.tomasova@cme-net.com

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS
(US$ 000’s, except share and per share data)
(Unaudited)

	For the Three Months Ended March 31,
	2010	2009
Net revenues	$143,641	$136,320
Operating costs	27,280	25,273
Cost of programming	87,786	64,448
Depreciation of station property, plant and equipment	14,114	11,112
Amortization of broadcast licenses and other intangibles	5,149	5,687
Cost of revenues	134,329	106,520
Selling, general and administrative expenses	28,445	19,241
Impairment charge	-	81,843
Operating loss	(19,133)	(71,284)
Interest expense, net	(30,875)	(20,692)
Foreign currency exchange gain, net	9,557	37,054
Change in fair value of derivatives	(3,656)	6,130
Other (expense) / income	(270)	104
Loss from continuing operations before tax	(44,377)	(48,688)
Income tax credit	2,391	10,583
Loss from continuing operations	(41,986)	(38,105)
Discontinued operations, net of tax	(3,922)	(8,835)
Net loss	(45,908)	(46,940)
Net loss attributable to noncontrolling interests	3,614	2,502
Net loss attributable to CME Ltd.	$(42,294)	$(44,438)

PER SHARE DATA:
Net loss per share
Continuing operations – Basic and Diluted	$(0.61)	$(0.84)
Discontinued operations – Basic and Diluted	(0.06)	(0.21)
Net loss attributable to CME Ltd common shareholders – Basic and Diluted	$(0.67)	$(1.05)

Weighted average common shares used in computing per share amounts (000s):
Basic and Diluted	63,537	42,337

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
CONSOLIDATED BALANCE SHEETS
(US$ 000’s)
(Unaudited)

	March 31, 2010	December 31, 2009
ASSETS
Cash and cash equivalents	$463,375	$445,954
Restricted cash	30,985	1,046
Assets held for sale	93,458	86,349
Other current assets	315,355	348,112
Total current assets	903,173	881,461
Property, plant and equipment, net	256,066	274,710
Goodwill and other intangible assets	1,437,305	1,489,516
Other non-current assets	233,979	227,100
Total assets	$2,830,523	$2,872,787

LIABILITIES AND EQUITY
Accounts payable and accrued liabilities	$177,789	$199,175
Credit facilities and obligations under capital leases	56,482	117,910
Liabilities held for sale	29,488	22,193
Other current liabilities	50,614	12,840
Total current liabilities	314,373	352,118
Credit facilities and obligations under capital leases	131,596	6,030
Senior Debt	1,203,718	1,253,928
Other non-current liabilities	83,719	88,871
Total liabilities	1,733,406	1,700,947

EQUITY
Common Stock	5,083	5,083
Additional paid-in capital	1,412,278	1,410,587
Accumulated deficit	(376,287)	(333,993)
Accumulated other comprehensive income	64,808	95,912
Total CME Ltd. shareholders’ equity	1,105,882	1,177,589
Noncontrolling interests	(8,765)	(5,749)
Total equity	1,097,117	1,171,840
Total liabilities and equity	$2,830,523	$2,872,787

Segment Data

From January 1, 2010, we manage our business on a divisional basis with three operating segments – Broadcast, New Media and Media Pro Entertainment.  We evaluate the performance of our segments based on net revenues and EBITDA, which is also used as a component in determining management bonuses.

EBITDA is determined as net income / (loss), which includes costs for program rights amortization costs, before interest, taxes, depreciation and amortization of intangible assets. Items that are not allocated to our segments for purposes of evaluating their performance and therefore are not included in divisional EBITDA, include foreign currency exchange gains and losses; changes in the fair value of derivatives; stock-based compensation and certain unusual or infrequent items (e.g., impairments of assets or investments).

Below are tables showing each of our Net Revenues and EBITDA by operation for the three months ended March 31, 2010 and 2009, together with a reconciliation of EBITDA to our Consolidated Statement of Operations:

(US $000's)	For the Three Months Ended March 31,
	2010	2009
Net Revenues
Broadcast:
Bulgaria	$940	$595
Croatia	11,725	10,080
Czech Republic	54,300	55,456
Romania	36,547	35,521
Slovak Republic	18,090	20,462
Slovenia	13,823	12,411
Total Broadcast	$135,425	$134,525
New Media	$2,021	$1,757
Media Pro Entertainment	$28,043	$14,411
Eliminations	(21,848)	(14,373)
Total	$143,641	$136,320

(US $000's)	For the Three Months Ended March 31,
	2010	2009
EBITDA
Broadcast:
Bulgaria	$(9,070)	$(6,415)
Croatia	881	132
Czech Republic	22,184	25,287
Romania	4,529	9,774
Slovak Republic	(3,305)	5,899
Slovenia	3,084	3,011
Divisional overheads	(486)	-
Total Broadcast	$17,817	$37,688
New Media	$(3,384)	$(1,564)
Media Pro Entertainment	$(2,033)	$(1,437)
Central	(10,812)	(4,259)
Eliminations	(747)	(2,682)
Total	$841	$27,746

Reconciliation to Consolidated Statement of Operations:

Loss from continuing operations	$(41,986)	$(38,105)
Income tax credit	(2,391)	(10,583)
Other expense / (income)	270	(104)
Change in fair value of derivatives	3,656	(6,130)
Foreign currency exchange gain, net	(9,557)	(37,054)
Interest expense, net	30,875	20,692
Operating loss	(19,133)	(71,284)
Depreciation of property, plant and equipment	14,825	11,500
Amortization of intangible assets	5,149	5,687
Impairment	-	81,843
	$841	$27,746